UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

Entera Bio Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel	001-38556	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Kiryat Hadassah, Minrav Building – Fifth Floor, Jerusalem, Israel 9112002
(Address of principal executive offices) (Zip Code)

+972-2-532-7151
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of NIS 0.0000769	ENTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Collaboration and License Agreement

As previously reported, on March 16, 2025, Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), entered into a collaboration and license agreement (the “Original Collaboration Agreement”) with OPKO Health, Inc., a Delaware corporation (“OPKO Health”), and OPKO Biologics Ltd., a company organized under the laws of the State of Israel (“OPKO Biologics” and, together with OPKO Health, “OPKO”).

On February 3, 2026, the Company and OPKO entered into an amended and restated collaboration and license agreement (the “A&R Collaboration Agreement”), which amends and restates the Original Collaboration Agreement to expand the scope of the agreement to include the collaboration with respect to the preclinical and clinical development of a daily long acting PTH tablet (“LA-PTH”) for the treatment of hypoparathyroidism and other indications in addition to the original oral dual agonist GLP-1/glucagon peptide program. Development costs incurred by the parties with respect to the development of the LA-PTH program will be shared equally between the Company and OPKO. Except as described herein, the material terms of the Original Collaboration Agreement remain unchanged and in full force and effect.

The foregoing description of the A&R Collaboration Agreement is only a summary and is qualified in its entirety by reference to the full text of the A&R Collaboration Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Resignation

On January 29, 2026, Gerald Ostrov notified the Board of Directors of the Company (the “Board”) of his resignation as a Director, effective February 1, 2026. Mr. Ostrov’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Steven D. Rubin as Director

The Board appointed Steven D. Rubin as a Class III director of the Company, effective February 1, 2026. Mr. Rubin will serve as a director until the Company’s 2026 Annual Meeting of Shareholders and until his successor shall have been elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Mr. Rubin has also been appointed to serve as a member of the compensation committee of the Board and as Chairman of the audit committee of the Board, in each case, effective February 1, 2026.

Mr. Rubin, 65, has served as OPKO Health’s Executive Vice President – Administration since May 2007 and as a director since February 2007. He has extensive experience as a practicing lawyer, and as general counsel and board member to multiple public companies. Mr. Rubin currently serves on the board of directors of the following companies: Niagen Bioscience, Inc. (Nasdaq: NAGE), a bioscience company developing NAD+ products to support cellular health; Cocrystal Pharma, Inc. (NASDAQ:COCP), a biotechnology company developing new treatments for viral diseases; Eloxx Pharmaceuticals (NASDAQ: ELOX), a biotechnology company engaged in ribosomal RNA targeted genetic therapies for rare diseases; and Red Violet, Inc., (NASDAQ: RDVT) a leading analytics and information solutions provider. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Mr. Rubin previously served as a director of the following companies: Neovasc, Inc. (NASDAQ:NVCN), a company developing and marketing medical specialty vascular devices; Non-Invasive Monitoring Systems, Inc. (OTCBB:NIMU), a medical device company; Castle Brands, Inc. (NYSE:ROX), a developer and marketer of premium brand spirits; Kidville, Inc. (OTCBB:KVIL), an operator of large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to five-year-olds; VBI Vaccines Inc. (NASDAQ CM: VBIV), a commercial-stage biopharmaceutical company developing a next generation of vaccines; Dreams, Inc. (NYSE MKT: DRJ), a vertically integrated sports licensing and products company; Safestitch Medical, Inc. prior to its merger with TransEnterix, Inc.; and, PROLOR Biotech, Inc.; and Cognit, Inc. (NASDAQ:COGT), a data and analytics company providing cloud-based mission-critical information and performance marketing solutions. Mr. Rubin holds a B.A. degree from Tulane University and a Juris Doctor from University of Florida.

There are no arrangements or understandings between Mr. Rubin and any other person pursuant to which Mr. Rubin was appointed as a director of the Company. The Board has determined that Mr. Rubin is independent under the applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market. In addition, the Board determined that Mr. Rubin qualifies as an “audit committee financial expert” (as defined in Item 407 of Regulation S-K).

Since the beginning of Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Mr. Rubin had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Rubin will participate in the Company’s standard non-employee director compensation arrangements, which were approved by the Company’s shareholders in July 2025, including the right to annual cash payments with respect to Board and applicable committee service and an annual equity grants under the Company’s 2018 Equity Incentive Plan.

Item 7.01 Regulation FD Disclosure.

On February 4, 2026, the Company issued a press release announcing the A&R Collaboration Agreement and the appointment of Mr. Rubin to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information disclosed under this Item 7.01, including in Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent such other filing specifically incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Amended and Restated Collaboration and License Agreement, dated February 3, 2026, by and among Entera Bio Ltd., OPKO Health, Inc. and OPKO Biologics Ltd.
99.1	Press release, dated February 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERA BIO LTD.

Date: February 4, 2026	By:	/s/ Miranda Toledano
Name: Miranda Toledano Title: Chief Executive Officer